UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2024

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3281 E. Guasti Rd., Suite 175 Ontario, CA	91761
(Address of registrant’s principal executive office)	(Zip code)

(909) 218-4601

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMHI	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in those Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2024, by Nature’s Miracle Holding, Inc. (the “Company”), on April 26, 2024, the Company received two notification letters (the “Nasdaq Notices”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”). The first Nasdaq Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under Nasdaq’s Listing Rule 5450(b)(2)(A) requiring the market value of listed securities to be above $50,000,000 for continued listing (the “MVLS Rule”). The second Nasdaq Notice advised the Company that the market value of publicly held shares had fallen below the minimum $15,000,000 million requirement for continued listing under Listing Rule 5450(b)(1)(C) (the “MVPHS Rule” and together with the MVLS Rule are the “Rules”). Pursuant to the Nasdaq Notices, the Company was provided until October 23, 2024 (the “Compliance Deadline”) to regain compliance with the MVLS Rule and MVPHS Rule. The Nasdaq Notices further provided that, in the event that the Company failed to regain compliance with the Rules by the Compliance Deadline, Nasdaq would provide a written notification to the Company that its securities will be delisted.

The Company was unable to regain compliance with the Rules by the Compliance Deadline.

On October 24, 2024, the Company received a new notification letter from Nasdaq (the “Delisting Notice”) notifying the Company that, as a result of the Company’s failure to regain compliance with the Rules by the Compliance Deadline, Nasdaq has determined to delist the Company’s common stock from the Nasdaq Global Market.

The Company intends to submit a hearing request to the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s delisting determination. A hearing request will stay the suspension of the Company’s securities and the filing of a Form 25-NSE pending the Panel’s decision, or any extension provided by the panel. At the hearing, the Company intends to present a plan to regain compliance with the MVLS Requirement.

No assurances can be provided that the Company will obtain a favorable decision from the Hearings Panel, and/or that the Company will be able to regain or maintain compliance with the Nasdaq listing’s rules.

If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2024

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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